Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Current Report on Form 8-K and in the Registration Statements on Form S-4 (File No. 333-118748) and Form S-8 (File No. 333-91860) of Franklin Street Properties Corp. of our reports dated March 7, 2005 relating to the financial statements and financial statement schedules for the year ended December 31, 2004 of FSP Montague Business Center Corp., FSP Addison Circle Corp., FSP Royal Ridge Corp. and FSP Collins Crossing Corp. that appear in this Form 8-K.


/s/ Braver & Company P.C.
Newton Massachusetts
May 4, 2005